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                                                                      EXHIBIT 21

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                            SIGNIFICANT SUBSIDIARIES

                                                                      State of
Name                                                 Ownership %   Incorporation
----                                                 -----------   -------------
Public Service Electric and Gas Company...........       100         New Jersey
PSEG Power LLC....................................       100          Delaware
PSEG Fossil LLC...................................       100          Delaware
PSEG Energy Resources & Trade LLC.................       100          Delaware
PSEG Energy Holdings LLC..........................       100         New Jersey
PSEG Resources LLC................................       100         New Jersey
PSEG Global LLC...................................       100         New Jersey
PSEG Global International Holdings LLC............       100          Delaware

     The remaining subsidiaries of Public Service Enterprise Group Incorporated are not significant subsidiaries as defined in Regulation S-X.